Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of VivoPower International PLC of our report dated October 2, 2023 relating to the financial statements, which appears in VivoPower International PLC’s Annual Report on Form 20-F for the year ended June 30, 2023. We also consent to the reference to us under the heading "Experts” in such Registration Statement.

/s/ PKF Littlejohn LLP
15 Westferry Circus
PKF Littlejohn LLP	Canary Wharf
London E14 4HD
January 12, 2024